SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12



                              IES INDUSTRIES INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- -------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------
(5)      Total fee paid:
- -------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $453,367
- -------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY and JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ALL ON FORM S-4 FILE NO. 333-07931
- -------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- -------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996 and JULY 11, 1996
- -------------------------------------------------------------------------------

The MidAmerican Deal: Less Than Advertised

Shareholders of IES Industries have an opportunity to vote to create a new regional powerhouse, Interstate Energy Corporation. The YES vote is in the best interest of IES shareholders, employees and customers and the State of Iowa.

The IES Industries Board of Directors carefully analyzed MidAmerican's hostile takeover proposal and found a whole lot less than advertised.

The Truth is, MidAmerican's Bid Isn't What it Claims.

When you consider recent trading prices of MidAmerican stock, the fact that most IES shareholders who take the cash option would incur a tax liability and the fact that even with the most rapid regulatory approval process, the MidAmerican transaction could take substantially longer to complete than ours, the value of MidAmerican's proposal is considerably less than MidAmerican represents.

What Can You Do?

As an IES Industries employee, you can cast your vote in favor of the three-way strategic alliance to form Interstate Energy. Talk with your neighbors, friends, family, customers and business associates and encourage them to support the merger among IES, WPL Holdings and Interstate Power Co. Every YES vote counts in creating our vision for Interstate Energy Corporation.


How will MidAmerican Pay For Almost  Half-A-Billion  Dollars of Debt It May Take
On?

MidAmerican's preliminary proxy statement indicates it intends to pay for this takeover the same way the corporate raiders of the 1980's did - through asset sales and layoffs of Iowans. How else? Increased rates for customers? What is MidAmerican's plan for how much Iowans will pay for energy supplied by a combined MidAmerican and IES?


MidAmerican's Bid Could Hurt Its Own Shareholders.

MidAmerican's preliminary proxy statement fails to talk about the impact on earnings per share for its shareholders under the hostile takeover plan. Even if one assumes MidAmerican can achieve the synergies it claims - and we don't - we think the deal would dilute MidAmerican's earnings per share in the first year and beyond.

MidAmerican Hasn't Kept Its Word.

In its last merger, MidAmerican said it would reduce employment by 250 positions. In fact they shed 850 positions in Iowa. MidAmerican's dividend is less than it was 5 years ago. They promised that a previous merger would lead to higher dividends but they ended up cutting it instead. What does this say about their promises to IES shareholders and Iowa today?


- -- Take a closer look: MidAmerican's deal is an inferior deal for IES shareholders, MidAmerican shareholders and Iowans.